UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2014

3D Pioneer Systems, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01              Entry into a Material Definitive Agreement

On February 22, 2014, 3D Pioneer Systems, Inc., a Nevada corporation (the “Corporation”) entered into a Transfer and Assignment of Intellectual Property agreement (the “Agreement”) with Mark Flores Martin (“Flores”) and Pencil Pig Ltd., a company wholly owned by Flores (collectively Flores and Pencil Pig Ltd. shall be referred to herein as the “Transferors”).

In connection with the transaction, the Corporation's CEO and director Alex Tsingos has agreed to cancel 7,000,000 shares of the Corporation's common stock owned directly by him.  The effect of this cancellation will be that no net shares are issued as a result of the transaction.

The material terms of the Agreement are as follows: a) the Transferors are the owners of all right, title and interest in an internet game entitled Tangled Tut (“Tut”); b) Transferors shall transfer all right, title and interest in Tut to the Corporation in exchange for the Corporation issuing to Flores 7,000,000 shares of restricted common stock of the Corporation (the “Shares”); and c) Flores shall receive all of the Shares for the transfer of Tut because he is the sole owner of Pencil Pig Ltd.

Tut, the intellectual property, which is being purchased by the Corporation, is a physics puzzler mobile game that is in development to be released for use on iOS, Android, and other mobile platforms.  The storyline of Tut is that King Tut has been rudely awakened in his temple after being asleep for 3,000 years.  To get revenge on the ones who awoke him, the player will assist King Tut, along with his illuminated flying bat Madu, by using his bandages to swing from platform to platform, picking up objects along the way for extra points, and solving brain-teasing dilemmas, all in an effort to escape from the temple.

The foregoing does not purport to be a full and complete description of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1, and incorporated by this reference.

Item 3.02              Unregistered Sales of Equity Securities

See Item 1.01 herein. The Corporation is issuing the Shares to Flores exempt from registration under the Securities Act of 1933, as amended (“Act”) pursuant to an exemption from registration provided by Rule 903 of Regulation S of the Act. The Corporation completed the foregoing transaction on the basis that the sale of the securities was completed in an “offshore transaction,” as defined in Rule 902(h) of Regulation S. The Corporation did not engage in any directed selling efforts (as defined in Rule 902(c)) in the United States in connection with the sale of the securities. Flores represented to the Corporation that he was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person. The Agreement included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or are exempt from the registration requirements of the Act. Flores agreed: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that the Corporation will refuse to recognize any transfer of the securities purchased unless such transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All Shares issued were endorsed with a restrictive legend confirming that the Shares had been issued pursuant to Regulation S under the Act and could not be resold without registration under the Act or pursuant to an applicable exemption from registration under the Act.

Item 8.01              Other Events

On February 3, 2014, the Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that the board of directors of the Corporation (the “Board”) had formed its initial board of advisors.  As of February 22, 2014, the Board appointed Mark Flores Martin to act as an advisor in the role of the Chief of Technical Operations of the Corporation, in particular the executive team is seeking his advice in the further development of Tut.  Flores shall provide such consulting services as an advisor to the Corporation pursuant to a consulting agreement which shall have the following terms: a) Flores shall receive consulting fee of 2,500 Euros for the first 6 months of the consulting agreement, and 3,500 Euros for the year and a half thereafter; b) Flores shall be entitled to expense reimbursement for necessary expenses incurred while performing such consulting services; and c) Flores shall have such responsibilities, duties and authority as assigned by the board of directors of the Corporation.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Assignment of Intellectual Property, dated February 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Alexandros Tsingos, CEO

Dated: February 26, 2014